UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 26, 2009

Commission File Number	000-31380

ATLAS MINING COMPANY
(Exact name of registrant as specified in its charter)

Idaho	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Ste 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(208) 556-1181
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

                   The information set forth in Item 2.03 below regarding the Rodman & Renshaw Agent Agreement is hereby incorporated by reference in its entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2009, Atlas Mining Company (the “Company”) entered into agreements with accredited investors to sell to such investors 10% PIK Election Convertible Notes due 2018 in the aggregate principal amount of $2,000,000 (the “October Notes”),and to enter into a Registration Rights Agreement in connection with the shares of common stock to be issued upon conversion of such mandatorily convertible October Notes. The October Notes will be are part of the Series 10% PIK –Election Convertible Notes due 2018 (the “Series”). The principal under the October Notes will be due December 15, 2018 subject to earlier acceleration or conversion of the October Notes as described below. The October Notes will bear interest at the rate of 10% per annum payable (including by issuance of additional in-kind notes) semi-annually in arrears on June 15 and December 15 of each year commencing December 15, 2009. The October Notes will be convertible at the option of the noteholder at any time there is sufficient authorized unissued common stock of the Company available for conversion of the Series (including those previously issued notes in the Series). The October Notes will be mandatorily convertible when (i) sufficient common stock is available for conversion of all the notes in the Series, (ii) the average closing bid price or market price of Company common stock for the preceding 5 trading days is above the Strike Price (as defined below), and (iii) a registration statement is effective and available for resale of all of the converted shares or the noteholder may sell such shares under Rule 144 under the Securities Act.  The number of shares issued on conversion of the October Notes will be derived by dividing the principal and accrued interest on the October Notes by $1.00 (the “Strike Price”). The Strike Price will be subject to adjustment in the event of a dividend or distribution on Company’ common stock in shares of common stock, subdivision or combination of Company outstanding common stock, or reclassification of Company’s outstanding common stock.  The noteholders may accelerate the entire amount due under the October Notes upon the occurrence of certain events of default.
This description of the October Notes is qualified in its entirety by reference to the form of 10% PIK-Election Convertible Note due 2018 which is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Issuance of the October Notes will be made in reliance upon the exemption found in Section 4(2) of the Securities Act of 1933.

The Registration Rights Agreement provides that within 10 days after the date on which the Articles of Incorporation of the Company are amended so that there are sufficient shares of common stock so that all of the notes of the Series may be converted, the Company will notify the holders of such notes. If the noteholder desires to include in a registration statement under the Securities Act all or part of such noteholder’s common stock issuable on such conversion, such noteholder must within 10 days after receipt of such notice notify Company of the number of shares of common stock such holder wishes to include in the registration statement.  Thereafter, subject to certain exceptions, the Company will file a registration statement with the Securities and Exchange Commission under the Securities Act of all common stock which the noteholder requests be registered.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement which is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Pursuant to an Agent Agreement with Company dated October 22, 2009, Rodman & Renshaw, LLC acted as agent for the Company in identifying certain accredited investors who purchased the October Notes. The Company agreed to pay Rodman & Renshaw a cash fee of 2% of the aggregate proceeds raised from purchasers, plus 8% warrant coverage (the warrants expiring five years after the closing and allowing for purchase of that number of shares determined by dividing 8% of the amount raised in the financing by the price the October Notes can be converted into Common Stock, subject to the availability of authorized common stock).  The price for each share of Common Stock obtainable under the warrants will be the Strike Price.

This description of the Agent Agreement is qualified in its entirety by reference to the form of Agent Agreement which is filed as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

The reported closing price of the company’s Common stock on October 23, 2009 was $.85.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 2.03 above is incorporated herein by reference in its entirety. Issuance of the October Notes is made in reliance upon the exemption found in Section 4(2) of the Securities Act   of 1933.

Item 8.01	Other Events

On October 26, 2009 the Company issued a press release which is attached as Exhibit 99.4 relating to the matters described in Item 2.03.

Item 9.01	Financial Statements and Exhibits

    Exhibit 99.1 Convertible Note

    Exhibit 99.2 Registration Rights Agreement

    Exhibit 99.3 Agent Agreement

    Exhibit 99.4 Press Release

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS MINING COMPANY

Dated:	October 26, 2009	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
Chief Executive Officer